Exhibit 99.1

Miller Energy Resources Elects General Merrill McPeak to Board of Directors

HUNTSVILLE, TN – May 14, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (NASDAQ: MILL) announced today that its shareholders have elected General Merrill A. “Tony” McPeak to its Board of Directors. As part of his responsibilities on the Board, he will serve as a member of the Audit Committee.

General McPeak (USAF, retired), 74, has served as President of McPeak and Associates, a 15-year old management consulting firm, since its founding in 1995. From October 1990 until October 1994, he was Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense, the National Security Council and the President of the United States. Following retirement from active service, General McPeak began a second career in business. He was formerly on the board of directors of Tektronix, TWA and ECC International, where he was for many years chairman of the board. He is currently a director of Del Medical Technologies, Point Blank Solutions and Sensis Corporation (privately held). He is Chairman of Ethicspoint, a privately-held, Portland-based provider of risk management and compliance software-as-a-service, including secure, anonymous reporting of ethical violations in the workplace. General McPeak has served as a director for the following companies: Tektronix, 1995-2006; ECC, International, 1995-2003; Praegitzer Industries, 1997-1999; TWA, 1997-2002; Western Power and Equipment, 1998-2000; Gigabeam, 2004-2009; Del Global Technologies, 2005-Present; MathStar, 2005-2010; Quintessence Photonics, 2006-2009; Point Blank Solutions, 2008-Present.

In 1992, San Diego State University honored General McPeak with its first ever Lifetime Achievement Award. In 1995, George Washington University gave him its Distinguished Alumni Award, the “George.” He was among the initial seven inductees to the Oregon Aviation Hall of Honor. He is a member of the Council on Foreign Relations, New York City, and in 2008 and 2009 was a national co-chairman of Obama for President.

“I am honored to have someone of the caliber of General McPeak as part of the team at Miller and look forward to working closely with him.  His extensive and successful background in both the military and business speaks volumes to his capabilities. General McPeak’s knowledge and experience will be invaluable as we continue to execute our ambitious business plan going forward,” said Scott M. Boruff, Miller CEO.

About Miller

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin. Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City. The company is quoted on NASDAQ under the symbol MILL.

Statements Regarding Forward-Looking Information

This news release contains statements about oil and gas production and operating activities that may constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities. Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway
P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com